Exhibit 99.7

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Mobile or Internet QUICK EASY IMMEDIATE

24 Hours a Day, 7 Days a Week or by Mail

COMMUNITY FIRST BANCSHARES, INC.	Your Mobile or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. Votes submitted electronically by Mobile or over the Internet must be received by 11:59 p.m., Eastern Time, on December 29, 2020.

	[	INTERNET VOTING – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

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Vote at the Meeting –

To participate in the meeting, visit https://www.cstproxy.com/ communityfirstbancshares/sm2020, and enter the 12 digit control number included on your proxy card. You may register for the meeting as early as 2:00 p.m. on December 23, 2020. If you hold your shares through a bank, broker or other nominee, you will need to take additional steps to participate in the meeting, as described in the proxy statement.

	[	MOBILE VOTING On your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares.
PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

	[	MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY	Please mark
your votes
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING PROPOSALS.	like this

1.  The approval of the Plan of Conversion and Reorganization pursuant to which: (a) Community First Bancshares, MHC and Community First Bancshares, Inc. will convert and reorganize from the mutual holding company structure to the stock holding company structure; (b) Affinity Bancshares, Inc., a Maryland corporation, will become the

	FOR ☐	AGAINST ☐	ABSTAIN ☐

holding company for Newton Federal Bank; (c) the outstanding shares of common stock of Community First Bancshares, Inc., other than those owned by Community First Bancshares, MHC, will be converted into shares of common stock of Affinity Bancshares, Inc.; and (d) Affinity Bancshares, Inc. will offer shares of its common stock for sale in a subscription offering, and, if necessary, a community offering and/or syndicated community offering; and

2.  The approval of the adjournment of the Special Meeting of Stockholders, if necessary, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting of Stockholders to approve the Plan of Conversion and Reorganization; and

	FOR ☐	AGAINST ☐	ABSTAIN ☐

The following informational proposals:

3.  The approval of a provision in Affinity Bancshares, Inc.’s Articles of Incorporation requiring a super-majority vote of stockholders to approve certain amendments to the Articles of Incorporation; and

	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.  The approval of a provision in Affinity Bancshares, Inc.’s Articles of Incorporation requiring a super-majority vote of stockholders to approve stockholder-proposed amendments to Affinity Bancshares, Inc.’s Bylaws; and such other business as may properly come before the Special Meeting.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

THE PROVISIONS OF AFFINITY BANCSHARES, INC.’S ARTICLES OF INCORPORATION THAT ARE SUMMARIZED AS INFORMATIONAL PROPOSALS 3 AND 4 WERE APPROVED BY THE BOARD OF DIRECTORS OF COMMUNITY FIRST BANCSHARES, INC. AS PART OF THE PROCESS BY WHICH THE BOARD OF DIRECTORS APPROVED THE PLAN OF CONVERSION AND REORGANIZATION. THESE PROPOSALS ARE INFORMATIONAL ONLY, BECAUSE FEDERAL REGULATIONS GOVERNING MUTUAL-TO-STOCK CONVERSIONS DO NOT PROVIDE FOR VOTES ON MATTERS OTHER THAN THE PLAN OF CONVERSION AND REORGANIZATION. WHILE YOUR VOTE IS SOLICITED WITH RESPECT TO EACH INFORMATIONAL PROPOSAL, THE PROPOSED PROVISIONS FOR WHICH AN INFORMATIONAL VOTE IS SOLICITED MAY BECOME EFFECTIVE IF STOCKHOLDERS APPROVE THE PLAN OF CONVERSION AND REORGANIZATION, REGARDLESS OF WHETHER STOCKHOLDERS VOTE TO APPROVE ANY OR ALL OF THE INFORMATIONAL PROPOSALS.

The undersigned hereby acknowledges receipt from the Company prior to	CONTROL NUMBER
the execution of this proxy of notice of the Special Meeting and a Proxy
Statement/Prospectus dated November XX, 2020.

Signature____________________________Signature, if held jointly______________________________Date_____________, 2020
Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign, but only one signature is required. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet

Availability of Proxy Materials

Community First Bancshares, Inc.’s proxy statement/prospectus,

including the notice of the special meeting of stockholders,

is available on the internet at:

https://www.cstproxy.com/communityfirstbancshares/sm2020

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

COMMUNITY FIRST BANCSHARES, INC.

The undersigned hereby appoints the official proxy committee, consisting of all members of the Board of Directors with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders (“Special Meeting”) to be held exclusively in a live webcast on December 30, 2020 at 2:00 p.m. local time. To participate in the meeting, visit https://www.cstproxy.com/communityfirstbancshares/sm2020, and enter the 12 digit control number included on your proxy card. You may register for the meeting as early as 2:00 p.m. on December 23, 2020. If you hold your shares through a bank, broker or other nominee, you will need to take additional steps to participate in the meeting, as described in the proxy statement/prospectus. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as indicated below.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH SPECIAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

(Continued, and to be marked, dated and signed, on the other side)